EXHIBIT 10.1

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Amendment”), dated as of February 28, 2005, is entered into by and between UNITED ENERGY CORP., a Nevada corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) the Securities Purchase Agreement, dated as of March 24, 2004, by and between the Company and Laurus (as amended, modified and/or supplemented from time to time, the “Securities Purchase Agreement”), (ii) the Secured Convertible Term Note, dated March 24, 2004 (as amended, modified and/or supplemented from time to time, the “Term Note”) issued by the Company pursuant to the Securities Purchase Agreement and (iii) the Registration Rights Agreement by and between the Company and Laurus, dated as of March 24, 2004 (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement” and, together with the Securities Purchase Agreement and the Term Note, the “Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company has failed to pay to Laurus when due accrued interest and principal in respect of the Term Note; and

WHEREAS, Laurus has agreed to waive on the terms and conditions set forth herein, the Events of Default that may have occurred and are continuing as a result of the failure by the Company to pay to Laurus when due accrued interest and principal in respect of the Term Note and, in consideration therefore and in consideration of the other agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company has agreed to issue the Additional Warrant (as defined below) to Laurus;

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note and the Registration Rights Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Laurus hereby waives each Event of Default that may have arisen under Section 4.1 of the Term Note solely as a result of (x) the failure by the Company to pay Laurus the full amount of the principal portion of the Monthly Amount due and payable on the first business day of each of December 2004, January 2005 and February 2005 (i.e. $174,999.00) (the “Overdue Principal”) and (y) the failure by the Company to pay Laurus the interest payable on the Term Note when due on each Repayment Date, commencing on January 2, 2004 and on the first business day of each consecutive calendar month thereafter through the date hereof. In consideration of the waivers in this Section 1, the Company will, on the date hereof, (i) pay to Laurus the unpaid interest accrued under the Term Note as of the date hereof (i.e. $7,233.23) (“Overdue Interest”), (ii) prepay interest under the Term Note in an amount equal to $37,766.77 (the “Prepaid Interest” and, together with the Overdue Interest, the “Interest Payment”) and (iii) issue a seven year warrant (the “Additional Warrant”) to Laurus to purchase 300,000 shares of the common stock of the Company with an exercise price of (x) $1.25 per share for the first 100,000 shares acquired thereunder, (y) a price of $1.50 per share for the next 100,000 shares acquired thereunder and (z) a price of $1.75 per share for any additional shares acquired thereunder, such Additional Warrant to be in the form attached hereto as Exhibit 1. The Company further agrees to file a Registration Statement (as defined in the Registration Rights Agreement), to register the shares of Common Stock that may be issued upon exercise of the Additional Warrant within 30 days of the date hereof.

2.                 Laurus and the Company hereby agree that the Company shall not be required to pay the principal portion of any Monthly Amount due on the first business day of February 2005, March 2005, April 2005 and May 2005 on such dates (collectively, the “Postponed Principal”); provided that, the Overdue Principal and the Postponed Principal shall each be paid in full on the Maturity Date (as defined in the Term Note), together with all other amounts due and payable on such date under the Securities Purchase Agreement and the Related Agreements.

3.                 Section 1 of the Registration Rights Agreement is hereby amended by deleting the definitions of “Effective Date” and “Filing Date” in their entirety and inserting the following new definitions in lieu thereof:

"Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than one hundred twenty (120) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

"Filing Date" means, with respect to (i) the initial Registration Statement required to be filed hereunder, a date no later than forty-five (45) days following the date upon which the principal amount of the Term Loan to the Company in original principal amount of $1,750,000 has been funded to the Company, (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.4 of the Secured Convertible Term Note or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price.

4.                 Each amendment and waiver set forth herein shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when (i) Laurus shall have received payment from the Company of the Interest Payment (i.e. $45,000), (ii) each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment and (iii) the Company shall have executed and delivered to Laurus the Additional Warrant.

5.                 Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

6.                 The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, after giving effect to this Amendment, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, after giving effect to this Amendment, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

7.                 From and after the Amendment Effective Date, all references in the Loan Documents and in the other Related Agreements to the Securities Purchase Agreement, the Term Note and/or the Registration Rights Agreement shall be deemed to be references to the Securities Purchase Agreement, the Term Note and/or the Registration Rights Agreement, as the case may be, as modified hereby.

8.   This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Loan Documents to be signed in its name effective as of this 28th day of February, 2005.

UNITED ENERGY CORP.

By:_/s/ Brian F. King______________

Brian F. King

Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:_/s/ George P. Kennedy_________

George P. Kennedy